EXHIBIT 23.1

            CONSENT OF THE KRUEGER GROUP, LLP TO USE OF OPINION



                             THE KRUEGER GROUP, LLP

                            701 "B" Street, Suite 240
                           San Diego, California 92101
                            Telephone: (619) 234-1600
                            Facsimile: (619) 234-1610



                                  June 11, 2001

Board of Directors
Security Asset Capital Corporation
701 "B" Street, Suite 1774
San Diego, California  92101

         Re:  Form S-8

Gentlemen:

            I hereby consent to the filing of my opinion dated even date herewith as an Exhibit to the Form S-8 Registration Statement to be filed by Security Asset Capital Corporation

            I further consent to the reference to me and my opinion under the caption "Legal Opinion and Experts" in the Prospectus.

                                                   Very truly yours,



                                                   /s/ Robert Blair Krueger II
                                                   ---------------------
                                                   ROBERT BLAIR KRUEGER II